Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of SeaLife Corporation on Form S-8 of our report, dated September 17, 2003, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of SeaLife Corporation for the year ended May 31, 2003.

/s/ Terance Kelley
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    TERANCE KELLEY

Los Angeles, California
February 12, 2004